EXHIBIT 10.1

FOURTH AMENDMENT TO FORBEARANCE AGREEMENT

THIS FOURTH AMENDMENT TO FORBEARANCE AGREEMENT (the "Fourth Amendment") is made and entered into as of November 30, 2009, by and among PREMIX-MARBLETITE MANUFACTURING CO. ("Premix"), DFH, INC., formerly known as Acrocrete, Inc. and Acro Holdings, Inc. ("DFH"), and JUST-RITE SUPPLY, INC. ("Just-Rite"), each a Florida corporation (each a "Borrower" and collectively, "Borrowers"); IMPERIAL INDUSTRIES, INC., a Delaware corporation ("Guarantor"); MICHAEL PHELAN, as assignee for the benefit of the creditors of Just-Rite, and not individually ("Assignee"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor to Congress Financial Corporation (Florida) under the Loan Agreement (defined below) ("Lender").

Recitals:

Lender and Borrowers entered into a certain Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as amended, restated, modified and supplemented from time to time, the "Loan Agreement"), pursuant to which Lender has made loans and other extensions of credit to Borrowers, which loans and extensions of credit are secured by security interest in and liens upon all of the assets of Borrowers and guaranteed unconditionally by Guarantor.

In addition, Wachovia Financial Services, Inc. ("WFS"), a subsidiary of Wachovia Bank, National Association, leased to Just-Rite certain motor vehicles pursuant to (i) a Master Equipment Lease dated March 19, 2007, (ii) Lease Schedule No. 1 dated March 19, 2007, (iii) Lease Schedule No. 2 dated as of May 16, 2007, and (iv) certain related documents and agreements, in each case between WFS and Just-Rite (collectively, as at any time amended, modified or supplemented, the "Lease Documents").    Pursuant to an Unconditional Guaranty dated March 19, 2007 (as at any time amended, modified or supplemented, the "Premix Lease Guaranty"), and an Unconditional Guaranty dated May 16, 2007 (as at any time amended, modified or supplemented, the "Imperial Lease Guaranty"; and together with the Premix Lease Guaranty, the "Lease Guaranties"), each of Premix and Imperial have guaranteed the payment and performance of all obligations owed by Just-Rite to WFS under the Lease Documents (collectively, the "Lease Obligations").  The secured "Obligations" under (and as defined in) the Loan Agreement include, without limitation, all indebtedness and other obligations at any time owed by Just-Rite or Premix to any affiliate of Lender, and WFS is an affiliate of Lender.

Just-Rite has made an assignment for the benefit of its creditors under Florida law, styled In re Just-Rite Supply, Inc., Assignor, to Michael Phelan, Assignee, Case No. CACE 2009 09032744XXXX (04), In the Circuit Court of the 17th Judicial Circuit, In and For Broward County, Florida (the "ABC").  Assignee is the assignee in the ABC.

Lender, Borrowers and Guarantor entered into a Forbearance and Amendment Agreement dated June 9, 2009 (as at any time amended, the "Forbearance Agreement"). By separate written agreement, Assignee has agreed to be bound by the Loan Agreement and the Forbearance Agreement.   On or about August 7, 2009, Lender, Borrowers, Guarantor and Assignee entered into a First Amendment to Forbearance Agreement dated as of August 7, 2009 (the "First Amendment").  On or about August 28, 2009, Lender, Borrowers, Guarantor and Assignee entered into a Second Amendment to Forbearance Agreement dated as of August 28, 2009 (the "Second Amendment").   On or about September 30, 2009, Lender, Borrowers, Guarantor and Assignee entered into a Third Amendment to Forbearance Agreement dated as of September 30, 2009 (the "Third Amendment").

Borrowers, Guarantor and Assignee have requested that the Forbearance Agreement be amended, and Lender is willing to amend the Forbearance Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  All capitalized terms used in this Fourth Amendment, unless otherwise defined, shall have the meanings ascribed to such terms in the Forbearance Agreement; provided that as used herein, the term "Obligor" shall mean and include Borrowers, Guarantor and the Assignee (solely in his capacity as assignee in the ABC, and not individually).

2.

Acknowledgments and Stipulations of Obligors.

(a)

Each Obligor acknowledges, stipulates and agrees that (1) as of the opening of business on November 30, 2009, the aggregate net principal balance of Revolving Loans outstanding under the Loan Agreement, exclusive of accrued interest, costs, bank fees and attorneys' fees chargeable to Obligors under the Financing Agreements, totaled approximately $12,718; (2) as of the date hereof, the principal amount of the Lease Obligations, excluding late fees, legal fees and other expenses and charges, equaled approximately $164,031; (3) all of the Obligations are absolutely due and owing to Lender without any defense, deduction, offset or counterclaim (and, to the extent any Obligor had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived); (4) Events of Default have occurred and exist under the Financing Agreements, (5) the Financing Agreements executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms; (6) the security interests granted by each Borrower to Lender in the Accounts, Inventory, general intangibles and other Collateral are duly perfected security interests in such Collateral; (7) each of the Guaranty and Waiver Agreements executed by Guarantor (collectively, the "Guaranties") is a legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms; (8) each of the recitals contained at the beginning of this Fourth Amendment is true and correct; and (9) prior to executing this Fourth Amendment, each Obligor consulted with and had the benefit of advice of legal counsel of its own selection and each has relied upon the advice of such counsel, and in no part upon any representation of Lender concerning the legal effects of this Fourth Amendment or any provision hereof.

(b)

In addition, each Obligor acknowledges, stipulates and agrees that certain Forbearance Conditions have not been satisfied.

(c)

Further, each Obligor acknowledges, stipulates and agrees that, considering the inability of Obligors to determine and report to Lender the quantity, quality or value of the remaining assets owned by Just-Rite, the widespread disputes that exist between Just-Rite (or the Assignee on behalf of Just-Rite) and the customers of Just-Rite with respect to Accounts owed by such customers, the collection risks that exist with respect to undisputed Accounts owed to Just-Rite, and the inaccuracies in Just-Rite's previous assessments of the quantity and value of its Inventory, none of the assets of Just-Rite qualifies or should be treated as Eligible Accounts or Eligible Inventory.

3.

Amendments to Forbearance Agreement.  The Forbearance Agreement is hereby amended as follows:

(a)

By adding the following paragraph after the first paragraph of the Recitals to the Forbearance Agreement:

In addition, Wachovia Financial Services, Inc. ("WFS"), a subsidiary of Wachovia Bank, National Association, leased to Just-Rite certain motor vehicles pursuant to (i) a Master Equipment Lease dated March 19, 2007, (ii) Lease Schedule No. 1 dated March 19, 2007, (iii) Lease Schedule No. 2 dated as of May 16, 2007, and (iv) certain related documents and agreements, in each case between WFS and Just-Rite (collectively, as at any time amended, modified or supplemented, the "Lease Documents").    Pursuant to an Unconditional Guaranty dated March 19, 2007 (as at any time amended, modified or supplemented, the "Premix Lease Guaranty"), and an Unconditional Guaranty dated May 16, 2007 (as at any time amended, modified or supplemented, the "Imperial Lease Guaranty"; and together with the Premix Lease Guaranty, the "Lease Guaranties"), each of Premix and Imperial have guaranteed the payment and performance of all obligations owed by Just-Rite to WFS under the Lease Documents (collectively, the "Lease Obligations"). Further, the secured "Obligations" under (and as defined in) the Loan Agreement include, without limitation, all indebtedness and other obligations at any time owed by Just-Rite or Premix to any affiliate of Lender, and WFS is an affiliate of Lender.

(b)

In Section 1, by deleting the date "November 30, 2009" in the definition of "Forbearance Period" and by substituting in lieu thereof the date "January 29, 2010".

(c)

In Section 3(b), by adding the following at the end thereof:

In addition, Obligors agree to pay Lender, jointly and severally, a forbearance fee in the amount of $20,000 (the "Forbearance Fee"). A portion of the Forbearance Fee in the amount of $10,000 shall be fully earned and non-refundable on December 1, 2009, and the remaining $10,000 of the Forbearance Fee shall be fully earned and non-refundable on January 4, 2010.  The entire Forbearance Fee shall be due and payable to Lender on January 4, 2010.  Each Obligor irrevocably authorizes Lender to make a Revolving Loan to Borrowers in the amount of such Forbearance Fee and to disburse the proceeds of such Revolving Loan directly to itself in payment of such fee.

(d)

In Section 7, by adding at the end thereof the following:

On the Forbearance Termination Date, Guarantor shall pay to Lender, in immediately available funds, the amount of all unpaid Obligations (as defined in the Loan Agreement), provided that the foregoing covenant by Guarantor shall not in any way (i) change or limit the joint and several nature of the liability of each Obligor, (ii) require Lender to seek recourse first against Guarantor, or (iii) alter, amend or modify any of Lender's claims, rights or remedies against each Obligor and the Collateral.

(e)

By deleting Subsection 8(b) in its entirety and by substituting in lieu thereof the following:

(b)

For purposes of notice to Premix and the Assignee, but without in any way limiting the sole and absolute discretion of Lender to make or to decline to make any Revolving Loan, in considering requests for Revolving Loans, among other factors, Lender intends to use $100,000 as the Maximum Credit under the Loan Agreement.  Each Obligor hereby agrees that all Availability Reserves implemented by Lender and the foregoing changes to the borrowing formulas in the Loan Agreement are reasonable and justified by the financial condition of Borrowers and the current state of the Collateral.

(f)

By adding a new Section 8.1 after Section 8, as follows:

8.1.

Payment of Lease Obligations; Pledge of Certificate of Deposit.

(a)

On or before December 4, 2009, and continuing on the Friday of each calendar week thereafter, Imperial shall pay to WFS equal, consecutive weekly payments each in the amount of $10,000, to be applied as partial payments of the Lease Obligations.  Payments to WFS shall be made payable to "Wachovia Financial Services, Inc." and delivered to Wachovia Financial Services, Inc., 1339 Chestnut Street, Mail Code Y1378-100, Widener Building, Philadelphia, Pennsylvania 19107, Attn:  Joseph Letts.  The acceptance by WFS of such partial payments of the Lease Obligations shall not reinstate the term of the Lease Documents; constitute a novation or an accord and satisfaction; constitute a waiver by WFS of any event of default or its right to collect the full amount of the Lease Obligations from each Obligor, jointly and severally; or otherwise amend, abrogate or affect any of the rights and remedies of WFS under the Lease Documents and Lease Guaranties.

(b)

On or before November 30, 2009, Imperial shall purchase a Certificate of Deposit from Wachovia Bank, National Association, in the amount of $100,000 (the "CD") and shall contemporaneously execute and deliver to Lender a collateral assignment of the CD in favor of Lender, for the benefit of itself and WFS, to secure all of the Obligations (including, without limitation, the Revolving Loans and the Lease Obligations).   The form and substance of the CD and the collateral assignment thereof shall be acceptable to Lender in its sole discretion.

4.

Ratification and Reaffirmation.  Each Obligor hereby ratifies and reaffirms the Loan Agreement, the Forbearance Agreement and the other Financing Agreements and all of its obligations and liabilities thereunder.  Each Obligor also ratifies and reaffirms the Lease Documents and Lease Guaranties to which such Obligor is a party and all of such Obligor's obligations and liabilities thereunder.

5.

No Novation.  Except for the amendments expressly provided in Section 3 of this Fourth Amendment, nothing herein shall be deemed to amend or modify any provision of the Forbearance Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Loan Agreement or the other Financing Documents, which shall continue in full force and effect.  This Fourth Amendment is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction.

6.

Non-Waiver of Default; Reservation of Rights and Remedies; Strict Compliance. Neither this Fourth Amendment nor any Revolving Loans made by Lender shall be deemed to constitute a waiver of or consent to any Stipulated Default, any other Event of Default or any failure to satisfy any Forbearance Condition or a commitment or agreement make any Revolving Loans. Lender reserves all of the rights and remedies available to it under the Financing Agreements and Applicable Law.  Each Obligor hereby agrees that, notwithstanding any temporary variation from the terms of the Forbearance Agreement or Loan Agreement that may have occurred in the past, such Obligor, from and after the date hereof, shall strictly comply with all of the terms and conditions in the Forbearance Agreement, the Loan Agreement and the other Financing Agreements.

7.

Specific Waivers by Assignee.  Assignee hereby waives and releases (i) any claim or cause of action that may exist against Lender under F.S.A. § 727.109(8) or otherwise, and (ii) any right that he may have to seek to surcharge any Collateral for any costs or expenses of, or that may arise or exist in connection with, the ABC.

8.

Payment of Expenses.  Each Obligor hereby agrees to pay, on demand, all expenses, including, without limitation, legal fees, incurred by Lender in connection with the negotiation, drafting, execution and implementation of this Fourth Amendment.

9.

Counterparts; Electronic Signatures.  This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument.  In proving this Fourth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Any signed counterpart of this Fourth Amendment that is transmitted by facsimile or electronic transmission shall be deemed to constitute an original counterpart for all purposes.

10.

Governing Law; Waiver of Notice of Acceptance.  This Fourth Amendment shall be deemed to be a contract governed by and construed in accordance with the internal laws of the State of Florida.  Each Obligor hereby waives notice of the acceptance of this Fourth Amendment.

11.

Release of Claims.  To induce Lender to enter into this Fourth Amendment, each Obligor hereby releases, acquits and forever discharges Lender, and all of its officers, directors, agents, employees, attorneys, affiliates (including WFS), successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against Lender, whether arising under or in connection with any of the Financing Agreements, the Forbearance Agreement, the Lease Documents, this Fourth Amendment or otherwise.

12.

Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, each of the parties hereto waives the right to trial by jury in any action, suit or proceeding arising out of or related to this Fourth Amendment, the Forbearance Agreement, the Loan Agreement, the Guaranties or the Lease Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered on the date first written above.

PREMIX-MARBLETITE MANUFACTURING CO.

("Borrower")

By:_/s/ Howard L. Ehler, Jr._____

   Title:_Vice President      ______

DFH, INC.

("Borrower")

By:_/s/ Howard L. Ehler, Jr. ____

   Title:_Vice President ________

JUST-RITE SUPPLY, INC.

("Borrower")

By:__/s/ Howard L. Ehler, Jr.____

   Title:__Vice President________

IMPERIAL INDUSTRIES, INC.

("Guarantor")

By:__/s/ Howard L. Ehler, Jr. ___

   Title:_Chief Operating Officer_

{signatures continued on following page}

_/s/ Michael Phelan___________

MICHAEL PHELAN, solely as

Assignee and not individually

Accepted:

WACHOVIA BANK,

NATIONAL ASSOCIATION

("Lender")

By:_/s/ Wanda Alverio__________

Title:_Vice President        ______